Registration No. 333-
As filed with the Securities and Exchange Commission on November 5, 2010

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NGAS Resources, Inc.
(Exact name of the registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

William S. Daugherty
120 Prosperous Place, Suite 201	NGAS Resources, Inc.
Lexington, KY 40509-1844	120 Prosperous Place, Suite 201
(859) 263-3948	Lexington, KY 40509-1844
(859) 263-3948
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of registrant’s principal executive offices)	including area code, of agent for service)
     Approximate Date of Commencement of Proposed Sale to the Public: From time to time following the effective date of this Registration Statement
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Proposed
	Maximum	Amount of
	Aggregate	Registration
Title of Each Class of Securities to be Registered(1)	Offering Price(1)	Fee(2)
Debt securities, common stock, preferred stock and warrants to purchase debt securities, common stock or preferred stock(3)
Total	$150,000,000	$10,695

(1)	Unspecified pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act, and is computed without regard to registration fees previously paid for unsold securities under the registrant’s prior registration statement on Form S-3 (Registration No. 333-144417), which will be deemed terminated as of the effective date of this registration statement.

(3)	Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2010

PROSPECTUS
NGAS Resources, Inc.
$150,000,000
Common Stock, Preferred Stock,
Debt Securities and Warrants
     We may offer to sell, from time to time, in one or more series:
•	common stock;

•	preferred stock;

•	senior or subordinated debt securities; or

•	warrants to purchase common stock, preferred stock or other securities.
     We may offer any combination of these securities in one or more offerings, up to an aggregate offering price of $150,000,000, on terms to be determined at or prior to the time of sale. This prospectus provides you with a general description of securities we may offer and sell from time to time. Each time we sell those securities, we will provide their specific terms in a supplement to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a prospectus supplement.
     We may offer and sell these securities to or through underwriters, dealers or agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of these securities will be described in a supplement to this prospectus.
     Our common stock is traded on the Nasdaq Global Select Market under the symbol “NGAS.”
     Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2010

ABOUT THIS PROSPECTUS
     This prospectus is part of registration statement we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), using a shelf registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with general information about those securities and the manner in which they will be offered for sale. Each time we sell securities under this shelf registration, we will provide a prospectus supplement containing specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before making any investment decision, you should carefully read this prospectus and any prospectus supplement, along with documents incorporated by reference and described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We are a “reporting company” as that term is used in the Exchange Act. As a reporting company, we are required to file reports, proxy statements and other information with the SEC. You may read and copy any of the reports, proxy statements and other information that we have filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. You may get information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us and other issuers that electronically file information with the SEC. The address of that site is http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered part of this prospectus, and information we file later with the SEC will automatically update and replace this information. In all cases, you should rely on the most recent information included or incorporated by reference in this prospectus.
     We are incorporating by reference in this prospectus the following documents:
•	Annual report on Form 10-K for the year ended December 31, 2009.

•	Quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 2010.

•	Proxy statement dated April 39, 2010.

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated.

     You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at our principal executive offices. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948.
FORWARD-LOOKING STATEMENTS
     Some statements made by us in this prospectus, including information in documents incorporated by reference, are prospective and constitute forward-looking statements within the meaning of Section 27A of the Securities Act. Other than statements of historical fact, all statements that address future activities, events, outcomes and other matters we plan, expect, budget, intend or estimate (and other similar expressions) are forward-looking statements. Because forward-looking statements involve future risks and uncertainties, we refer to a discussion of various risk factors incorporated by reference under the caption “Risk Factors” on page 2 of this prospectus. We will not necessarily update any forward looking statements to reflect events or circumstances occurring after the date they are made.
THE COMPANY
     We are an independent exploration and production company focused on unconventional natural gas opportunities in the eastern United States, principally in the southern Appalachian Basin. For over 25 years, we have specialized in generating our own geological prospects in this region, where we have established expertise and recognition. We also operate the gas gathering facilities for our core properties. During the last several years, we have transitioned to horizontal drilling throughout our Appalachian acreage and expanded our operations to the Illinois Basin. Our principal and administrative offices are located in Lexington, Kentucky. Unless otherwise indicated, references in this prospectus to the “Company,” “we,” “our” or “us” include NGAS Resources, Inc. and our subsidiaries and interests in sponsored drilling programs.
RISK FACTORS
     An investment in our securities involves many risks. You should carefully consider the risk factors incorporated in this prospectus by reference to our most recent annual and quarterly reports before making an investment decision.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges(1)	0.20	2.06	1.06	2.22	2.38

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” include income before income taxes and fixed charges. “Fixed charges” include interest, whether expensed or capitalized, and the portion of rental expense that represents the interest factor in these rentals.
     We are a holding company, which means that we conduct all of our operations through our subsidiaries. As a result, we depend on dividends from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations at the holding company level, including payments of principal and interest on our debt securities. Our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us.

USE OF PROCEEDS
     We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes. General corporate purposes may include:
•	repaying debt;

•	providing working capital;

•	funding capital expenditures; or

•	financing the acquisition of oil and gas properties.
     We will set forth in the applicable prospectus supplement our intended use for the net proceeds from the sale of any securities. Pending application, we may temporarily invest the net proceeds that we receive from those sales or use the net proceeds to repay short-term debt.
DESCRIPTION OF CAPITAL STOCK
General
     We are authorized to issue up to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of November 1, 2010, there were 46,416,385 shares of our common stock issued and outstanding and no shares of preferred stock outstanding. Our common stock is traded on the Nasdaq Global Select Market under the symbol “NGAS.”
Common Stock
     Subject to the rights of holders of any preferred stock then outstanding, holders of our common stock are entitled to receive any dividends that may from time to time be declared by our board of directors. See “Risk Factors.” Holders of the common stock are entitled to one vote per share on all matters brought to a vote of the shareholders. Because holders of the common stock do not have cumulative voting rights, the holders of a majority of the common stock represented at a meeting can select all of the directors. At least one-third of the outstanding shares entitled to vote at a general or special meeting of our shareholders must be present in person or by proxy to satisfy the quorum requirement under our governing articles.
     Holders of our common stock have no preemptive rights to subscribe for any additional securities that we may issue. There are no redemption provisions or sinking fund provisions for the common stock, nor is the common stock subject to calls or assessments by us. All shares of our common stock outstanding on the date of this prospectus have been legally issued and are fully paid and nonassessable. Upon any liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all our creditors, subject to the rights of holders of any outstanding shares of preferred stock.
     The Transfer Agent and Registrar for the common stock is Computershare Investor Services Inc.
Preferred Stock
     Under our governing articles, our board of directors is authorized, without shareholder approval, to provide for the issuance of shares of preferred stock from time to time in one or more series. Each series of preferred stock will have the specific rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, determined by the board of directors. Because the board of directors has the power or so-called “blank check” to establish the powers, preferences and rights of each series of preferred stock without shareholder approval, it may afford the holders of preferred stock preferences, powers and rights, including voting rights, senior to the rights of the holders of our common stock.
     The following summary outlines the general terms of one or more series of preferred stock that we may offer under this prospectus. While these terms may generally apply to any preferred shares that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. The terms of any series of preferred stock that we offer under a prospectus supplement may differ from the terms we describe below. In general, the terms of a series of preferred stock that we may offer may include:
•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will accumulate;

•	the voting rights, if any, that holders of the preferred stock may exercise;

•	the provisions for a sinking fund, if any, and any provisions for redemption of the preferred stock;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock will be will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock on any securities exchange and the transfer agent and registrar for the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation or dissolution;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.
     Upon issuance, the shares of preferred stock will be fully paid and nonassessable. This means that holders of the preferred stock will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Corporate Anti-Takeover Provisions
     Our governing articles contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock. These provisions include:
•	Preferred Stock. Our board of directors has the authority to determine the voting rights and other powers of “blank check” preferred stock, which could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock or discourage attempts to acquire control of us.

•	Removal and Appointment of Directors. Our shareholders can remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.

•	No Cumulative Voting. Our articles do not give shareholders any right to cumulative votes in the election of directors.

•	No Shareholder Action by Written Consent. Our articles do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of our common stock.

•	Limitations on Shareholder Proposals. Our articles provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

•	Limitations on Liability of Directors. Our articles limit the personal liability of our directors to stockholders. This may reduce the likelihood of derivative actions or other lawsuits by stockholders against our directors that could lead to a change in our management.
     We are incorporated under the laws of British Columbia, Canada. Under the British Columbia Business Corporations Act (the “BCCA”), routine matters submitted to shareholders of a British Columbia corporation are considered general business and are decided by a simple majority vote. These include business relating to the conduct of the meeting, proposals for employee benefits plans, the election of directors, ratification of auditors and approval of certain financing transactions that do not involve a change in control. Other types of proposals are considered special business, requiring a higher threshold, often referred to as a “supermajority.” Our governing articles provide for a two-thirds supermajority voting threshold for any proposal requiring passage of a special resolution of shareholders under the BCCA. Special resolutions are required for most changes to our articles and for any change of control or other extraordinary transactions.
DESCRIPTION OF DEBT SECURITIES
General
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the following terms will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms outlined below.
     Any debt securities included in a future prospectus supplement will be issued under an indenture that we will enter into at that time with a trustee to be selected by us. Separate forms of indenture for each series of notes we may offer under this prospectus will be filed as exhibits to the registration statement of which this prospectus is a part. We use the term “indenture” to refer to either of those instruments and the term “trustee” to refer to the institution to be named as the trustee thereunder. The indentures will be qualified under the Trust Indenture Act of 1939.
     The following summaries of material provisions of the notes and indentures are subject to and qualified by reference to all the provisions of each indenture and the series of notes issuable thereunder. We urge you to read the applicable prospectus supplements related to any senior or subordinated notes that we sell under this prospectus, as well as the complete indentures that contain the terms of the notes. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
Indentures
     If we offer any series of senior or subordinated notes under this prospectus, the applicable prospectus supplement will describe the material terms of the indenture for that series, including:
•	the title and principal amount of notes offered;

•	if the series of notes will be issued in global form, the terms of our depositary arrangements;

•	the maturity date of the debt securities;

•	the principal amount due at maturity and whether the notes will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on notes held by a person who is not a United States person for tax purposes and whether we can redeem those notes in that event;

•	the annual interest rate, whether fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payments or the method for determining those dates;

•	our right, if any, to defer payment of interest and the maximum length of any deferral period;

•	whether or not the notes will be secured or unsecured and the terms of any secured debt;

•	the terms of subordination for any series of subordinated notes;

•	the place where principal, interest and any additional amounts will be payable;

•	any restrictions on the transfer, sale or other assignment of the notes;

•	the terms and conditions for any rights we may have to redeem the notes at our option;

•	any provisions for a sinking fund, purchase or other analogous fund;

•	any terms and conditions under which we will be obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem the notes or purchase any notes of the series at the holder’s option;

•	any restrictions on our ability or the ability of our subsidiaries to take certain actions, including the ability to:
•	incur additional indebtedness;

•	issue additional securities of the same or other series;

•	issue guarantees;

•	pay dividends, make distributions or transfer assets;

•	redeem capital stock;

•	create liens;

•	make investments or other restricted payments;

•	engage in transactions with stockholders and affiliates; or

•	effect a consolidation or merger;
•	any requirements for us to maintain interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios; and

•	any other specific terms, preferences, rights or restrictions on the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants in addition to those described above.
Terms of Debt Offerings
     If we offer any series of senior or subordinated notes under this prospectus, the applicable prospectus supplement will also describe the material terms of the offering, including:
•	a discussion of any material or special United States federal income tax considerations applicable to the notes offered;

•	information on any book-entry features;

•	the procedures for any auction and remarketing, and

•	any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the notes.
Structural Subordination
     We conduct all of our operations through our subsidiaries and depend on dividends from their earnings to meet our financial obligations at the holding company level. As a result, holders of our debt securities will have a position junior to creditors of our subsidiaries, including trade creditors, secured lenders, other debt holders of our subsidiaries, taxing authorities and guarantee holders. In addition, our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us. If specified in the prospectus supplement, our debt securities will be general obligations of any subsidiaries that provide their guarantees, which will be unsecured obligations of those subsidiaries unless otherwise provided.

Subsidiary Guarantees
     The obligations of any subsidiary providing a guarantee of our debt securities may be limited to the maximum amount that will not result in the guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary. Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee. If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to their senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our preferred stock, our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, the applicable conversion or exchange period and the conditions for conversion or exchange, whether mandatory, at the option of the holder or at our option. We may include provisions for adjusting the number of our securities that note holders receive upon conversion or exchange under circumstances described in the indenture. Unless the applicable prospectus supplement states otherwise, the number of our securities that note holders receive upon conversion or exchange will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable, or if we take any of the following actions without receiving payment:
•	issuing capital stock or other securities convertible into or exchangeable for our common stock or preferred stock, or any rights to otherwise acquire any of those securities, as a dividend or distribution to holders of our common stock or preferred stock;

•	paying any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issuing any evidence of our indebtedness or rights to acquire our debt securities to holders of our common stock or preferred stock; or

•	issuing any securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate arrangement.
     In any of those event, the holders of our convertible or exchangeable notes will be entitled to receive, upon conversion or exchange of their notes, in addition to the common or preferred stock otherwise issuable to them and without paying any additional consideration, the amount of stock and other securities and property they would have received if they held the common or preferred stock issuable upon conversion of their notes at the time that holders of our common or preferred stock received or became entitled to receive the additional stock and other securities or property.
     Holders of our debt securities may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or similar changes in our common stock or preferred stock;

•	certain share exchanges, mergers or similar transactions involving changes in our common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
     If one of those transactions occurs and holders of our common stock or preferred stock are entitled to receive securities or other property with respect to or in exchange for the stock, the holders of our convertible or exchangeable notes then outstanding will be entitled to receive, upon conversion or exchange of their notes, the kind and amount of stock and other securities or property that they would have received at the time of the transaction if they had converted or exchanged their notes s immediately before the transaction.

     Except as described above or in the applicable prospectus supplement, the number of our securities that note holders receive upon conversion or exchange of their notes and the amounts of any property to be received upon conversion or exchange of those notes will not be adjusted if we issue new securities of any kind or rights to purchase new securities.
Consolidation, Merger or Sale
     The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours by merger or asset acquisition must assume all of our obligations under the indentures and the debt securities. If the debt securities are convertible or exchangeable for our other securities, the successor must make provisions for their conversion or exchange for securities which their holders would have received if they had converted or exchanged our debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
     The indentures provide for the following events of default:
•	if we fail to pay interest when due and our failure continues for 30 days, unless the time for payment has been further extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; or

•	if specified events of bankruptcy, insolvency or reorganization (“bankruptcy event”) occur.
     If an event of default other than a bankruptcy event occurs and is continuing under the indenture for any series of our debt securities, the trustee or the holders of at least 25% in aggregate principal amount of that series, by notice to us in writing, may declare the unpaid principal, any premium and accrued interest due and payable immediately. If a bankruptcy event occurs, the principal amount and accrued interest for each series of our debt securities then outstanding will be due and payable without any notice or other action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default under the indenture for that series, except defaults on payment of principal, any premium or interest, unless we have cured the default in accordance with the applicable indenture.
Remedies
     Subject to the terms of the indentures, if an event of default occurs and is continuing, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, subject to the following conditions:
•	the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the applicable series of debt securities unless the holders have offered the trustee reasonable indemnity;
•	the direction given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, any premium or interest on the debt securities. We will periodically file statements with the trustee regarding our compliance with our covenants in the indentures.

Amendments and Supplements to the Indentures
     We may amend or supplement an indenture without the consent of any holders of our debt securities issued under the indenture to cure or correct any ambiguities or defective provisions or to provide for other matters under the indenture that we and the trustee agent deem necessary or desirable, so long as the amendments or supplements do not harm the interests of the note holders and are related to specific matters, including amendments or supplements:
•	to comply with the covenants restricting our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for that purpose;

•	to add, remove or revise the conditions and limitations on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add new covenants, conditions or provisions for the protection of the holders or to surrender any of our rights or powers under the indenture; and

•	to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.
     The rights of holders of a series of our debt securities may also be changed by us and the trustee with the written consent from holders of at least a majority in aggregate principal amount of the outstanding debt securities of the series that is affected. However, we may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, extending the time for payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of holders whose consent is required for any supplemental indenture.
Discharge
     Each indenture provides that we can elect to be discharged from our obligations for the underlying series of debt securities, except for obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal, any premium and interest on the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with The Depository Trust Company or another depositary named by us and identified in a prospectus supplement for that series. We will name the security registrar and any transfer agent for each series of our debt securities in the applicable prospectus supplement. We may at any time designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office of any transfer agent.
     At the option of the holder, subject to the terms of the indentures and any limitations described in the applicable prospectus supplement, the holder of our debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Subject to those terms and limitations, holders of our debt securities may present them for exchange or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue and register the transfer or exchange of our debt securities of any series that we elect to redeem in part during a period beginning at the opening of business 15 days before the mailing date for a notice of redemption to affected holders and ending at the close of business on the mailing date; or
•	register the transfer or exchange of any debt securities selected for redemption, in whole or in part, except the unredeemed portion of those debt securities.
Information About the Trustee
     The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties specified in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent fiduciary would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee will have no obligation to exercise any of its powers under the indentures at the request of any holder of the covered debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment. We will pay principal and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, although we may make interest payments by check mailed to the holder or by wire transfer to certain holders unless we otherwise indicate in the applicable prospectus supplement.
     Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments on our debt securities of each series. In the applicable prospectus supplement, we will name any additional paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of each series. All money we pay to a paying agent or the trustee for the payment of the principal, any premium or interest on our debt securities that remains unclaimed at the end of two years after the payment has become due will be repaid to us, and the holder of the debt security thereafter may look only to us for that payment.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
General
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. They may consist of warrants to purchase common stock, preferred stock or debt securities in one or more series. The warrants may be offered independently or together with common stock, preferred stock or debt securities covered by the prospectus supplement. They may be attached to or separate from those securities. While the following terms will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms outlined below.
     Any warrants included in a future prospectus supplement will be issued under a warrant agreement that we will enter into at that time with a warrant agent to be selected by us. We will file forms of the warrant agreements for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements and the term “warrant agent” to refer to the institution to be named as warrant agent under any of these warrant agreements. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
     The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to any warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
Warrants for Common or Preferred Stock
     If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

•	the designation and terms of any series of preferred stock issuable upon exercise of the warrants;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
     Warrants for the purchase of common stock or preferred stock will be in registered form only. A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until the are exercised, holders will not have any rights as holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Warrant Adjustments
     Unless the applicable prospectus supplement states otherwise, the exercise price specified in warrants for the purchase of our common stock or preferred stock and the number of securities covered by those warrants will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, holders of those warrants will be entitled to adjustments to the securities they receive upon exercise of their warrants if we take any of the following actions without receiving payment:
•	issuing capital stock or other securities convertible into or exchangeable for our common stock or preferred stock, or any rights to otherwise acquire any of those securities, as a dividend or distribution to holders of our common stock or preferred stock;

•	paying any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issuing any evidence of our indebtedness or rights to acquire our debt securities to holders of our common stock or preferred stock; or

•	issuing any securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate arrangement.
     In any of those event, the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of their warrants, in addition to the common or preferred stock otherwise issuable to them and without paying any additional consideration, the amount of stock and other securities and property they would have received if they held the common or preferred stock issuable under their warrants at the time that holders of our common or preferred stock received or became entitled to receive the additional stock and other securities or property.
     Holders of our common stock warrants and preferred stock warrants may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or similar changes in our common stock or preferred stock;
•	certain share exchanges, mergers or similar transactions involving changes in our common stock or preferred stock; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
     If one of those transactions occurs and holders of our common stock or preferred stock are entitled to receive securities or other property with respect to or in exchange for the stock, the holders of our common stock warrants or preferred stock warrants then outstanding will be entitled to receive, upon exercise of their warrants, the kind and amount of stock and other securities or property that they would have received at the time of the transaction if they had exercised their warrants immediately before the transaction.
     Except as described above or in the applicable prospectus supplement, the exercise price and number of securities covered by our common stock and preferred stock warrants and the amounts of any other securities or property to be received upon exercise of those warrants will not be adjusted if we issue new securities of any kind or rights to purchase new securities.
Warrants for Debt Securities
     If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;
•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each debt security;
•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which that principal amount may be purchased upon exercise;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants begins and the date the right expires;
•	the federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
     Warrants for the purchase of debt securities will be in registered form only. A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until the are exercised, holders will not will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.
Exercise of Warrants
     Each holder of a warrant will be entitled to purchase the number of common or preferred shares or the principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void. A holder of warrants may exercise them by following the general procedure:
•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
•	completing and signing the reverse side of the warrant certificate; and
•	delivering the warrant certificate representing the warrants to the warrant agent.
     If you comply with these procedures, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will issue and deliver to you, as soon as practicable, a certificate representing the common or preferred shares or the debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure or correct any ambiguities or defective provisions or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as the amendments or supplements do not harm the interests of the warrant holders.
PLAN OF DISTRIBUTION
     We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale or at prices related to the prevailing market prices; or
•	at negotiated prices.
     We may also, from time to time, authorize dealers acting as our agents to offer and sell securities on the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities for whom the underwriters may act as agents may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
     We will describe any compensation we pay to underwriters or agents in connection with the offering of securities in the applicable prospectus supplement as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.
     The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of our securities, certain participants in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by participants in the offering of more securities than we sold to them. In these circumstances, these participants would cover their over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, participants in the offering may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids in which selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above prices that might otherwise prevail in the open market. These transactions may be discontinued at any time.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation and any commissions paid to agents;

•	any initial public offering price; and

•	other facts material to the transaction.
     We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.
EXPERTS
     The Consolidated Financial Statements of NGAS Resources, Inc. incorporated herein by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2009 were audited by Hall, Kistler & Company LLP, independent auditors.
LEGAL MATTERS
     The validity of the issuance of the securities being offered under this prospectus will be passed upon for us by Stahl & Zelmanovitz, 747 Third Avenue, New York, New York 10017.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses to be paid by us in connection with the distribution of the securities being registered. The amounts shown are estimates except the SEC registration fee.

SEC registration fee	$10,695
Printing and copying costs	15,000
Legal fees	15,000
Accounting fees	2,500
Miscellaneous	805

Total	$44,000

Item 15. Indemnification of Directors and Officers.
     Pursuant to the British Columbia Business Corporations Act, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee or agent of NGAS Resources or is or was serving at its request as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the Company or other enterprise of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative, action or proceeding, he had reasonable grounds for believing that his conduct was lawful.
Item 16. Exhibits and Financial Statement Schedules.

Exhibit
Number		Exhibit
1.1	(1)	Form of Underwriting Agreement.

3.1
Notice of Articles, certified on June 3, 2004 by the Registrar of Corporations under the British Columbia Business Corporations Act (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K [File No. 0-12185], filed June 29, 2004).

3.2
Alteration to Notice of Articles, certified on June 25, 2004 by the Registrar of Corporations under the British Columbia Business Corporations Act (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K [File No. 0-12185], filed June 29, 2004).

3.3
Articles dated June 25, 2004, as amended and restated for corporate transition under the British Columbia Business Corporations Act (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K [File No. 0-12185], filed June 29, 2004).

4.1	(1)	Form of debt security.

4.2	(1)	Form of senior indenture between NGAS Resources, Inc. and one or more trustees to be named.

4.3	(1)	Form of subordinated indenture between NGAS Resources, Inc. and one or more trustees to be named.

4.4	(1)	Form of warrant.

5.1	(1)	Legality Opinion.

11.1		Statement of computation of earnings per share (contained in the notes to the consolidated financial statements of NGAS Resources, Inc. incorporated herein by reference).

12.1		Statement of computation of ratios.

23.1		Consent of Legal Counsel. (contained in opinion to be filed as Exhibit 5.1 to an amendment to this registration statement).

23.2		Consent of Hall, Kistler & Company LLP.

Exhibit
Number	Exhibit
24.1	Power of Attorney of B. Allen Connell, Paul R. Ferretti, James K. Klyman, Thomas F. Miller and Steve U. Morgan.

25.1(1)	Statement of eligibility of trustee on Form T-1.

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
               (i) If the Registrant is relying on Rule 430B:
                    (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
               (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (e) The Registrant hereby further undertakes that:
          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
SIGNATURES
     Pursuant to the requirements of the Securities Act, NGAS Resources, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on November 5, 2010.
NGAS Resources, Inc.

By:	/s/ William S. Daugherty William S. Daugherty,	By:	Michael P. Windisch Michael P. Windisch,
	President and Chief Executive Officer		Chief Financial Officer
	(Principal executive officer)		(Principal financial and accounting officer)
     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed as of the date set forth below by the following persons in their capacity as directors of NGAS Resources, Inc.

Name	Date
B. Allen Connell*
William S. Daugherty
Paul R. Ferretti*
James K. Klyman*
Thomas F, Miller*
Steve U. Morgan*

By:	/s/ William S. Daugherty William S. Daugherty,	November 5, 2010
Individually and *as attorney-in-fact

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